Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	February 9, 2012
Executive Vice President
and Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice President and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION PRICES OFFERING OF COMMON STOCK

LOS ANGELES, February 9, 2012 — Kilroy Realty Corporation (NYSE: KRC) today announced that it has priced its public offering of 8,250,000 shares of its common stock at $42.00 per share.  The offering is expected to close on Tuesday, February 14, 2012, subject to customary closing conditions.  The underwriters for the public offering have been granted a 30-day option to purchase up to 1,237,500 additional shares of common stock to cover overallotments, if any.  All of the shares are being sold by Kilroy Realty Corporation.  Barclays Capital, J.P. Morgan, BofA Merrill Lynch, and Wells Fargo Securities, are acting as joint book-running managers.  The estimated net proceeds from the offering are expected to be approximately $332.2 million, before giving effect to any exercise of the underwriters’ overallotment option.

KRC plans to contribute the net proceeds from the offering to Kilroy Realty, L.P., KRC’s operating partnership.  The operating partnership plans to use the net proceeds from the offering for general corporate purposes, which may include acquiring properties and repaying outstanding debt, including borrowings under the operating partnership’s credit facility.  Pending application of the net proceeds for those purposes, the operating partnership may temporarily invest such net proceeds in marketable securities.

This offering is being made pursuant to an effective shelf registration statement and prospectus and related preliminary prospectus supplement filed by KRC with the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

When available, copies of the prospectus supplement and related prospectus for this offering may be obtained by contacting Barclays Capital, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (888) 603-5847 or e-mail a request to barclaysprospectus@broadridge.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (866) 803-9204; BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department or e-mail a request to dg.prospectus_requests@baml.com; or Wells Fargo Securities, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Dept., telephone (800) 326-5897 or cmclientsupport@wellsfargo.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on KRC’s current expectations, beliefs and assumptions, and are not guarantees of future performance.  Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of KRC’s control.  Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or outcomes.  Numerous factors could cause actual future events to differ materially from those indicated in the forward-looking statements, including, among others:  risks associated with KRC’s investment in real estate assets, which are illiquid, and with trends in the real estate industry; the availability of cash for distribution and debt service and exposure of risk of default under KRC’s debt obligations; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; and the ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts.  The factors included in this press release are not exhaustive and additional factors could adversely affect KRC’s business and financial performance.  For a discussion of additional risk factors, see the factors included under the caption “Risk Factors” in KRC’s Annual Report on Form 10-K for the year ended December 31, 2011, and KRC’s other filings with the Securities and Exchange Commission.  All forward-looking statements are based on currently available information and speak only as of the date on which they are made.  KRC assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial submarkets along the West Coast.  For over 60 years, KRC has owned, developed, acquired and managed real estate assets, consisting primarily of Class A real estate properties in the coastal regions of Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and greater Seattle.  At December 31, 2011, KRC owned approximately 11.4 million rentable square feet of commercial office space and 3.4 million rentable square feet of industrial space.

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